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TransCode Therapeutics Announces Nasdaq Extension to Regain Compliance

BOSTON, November 5, 2024 - TransCode Therapeutics, Inc. (Nasdaq: RNAZ), the RNA oncology company committed to more effectively treating cancer using RNA therapeutics, today announced that it has received notice from The Nasdaq Stock Market LLC (Nasdaq) that the Nasdaq Hearings Panel before which TransCode appeared on October 1, 2024, has determined to grant TransCode’s request to continue its listing on The Nasdaq Stock Market subject to certain conditions to regain compliance. The Panel has also issued a Public Reprimand Letter in accordance with Listing Rule 5815(c)(1)(D).

The listing standards of issue included the bid price requirement in Nasdaq Listing Rule 5550(a)(2); the equity requirement in Listing Rule 5550(b); and Listing Rule 5635(d), concerning shareholder approval of transactions other than public offerings.

About TransCode Therapeutics

TransCode is a clinical-stage oncology company focused on treating metastatic disease. The company is committed to defeating cancer through the intelligent design and effective delivery of RNA therapeutics based on its proprietary TTX nanoparticle platform. The company’s lead therapeutic candidate, TTX-MC138, is focused on treating metastatic tumors which overexpress microRNA-10b, a unique, well-documented biomarker of metastasis. In addition, TransCode is developing a portfolio of other first-in-class RNA therapeutic candidates designed to overcome the challenges of RNA delivery and thus unlock therapeutic access to a variety of novel genetic targets that could be relevant to treating a variety of cancers.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements concerning the continued listing of TransCode Therapeutics’ stock on The Nasdaq Stock Market. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the risks associated with drug discovery and development; the risk that the results of clinical trials will not be consistent with TransCode’s pre-clinical studies or expectations or with results from previous clinical trials; risks associated with the conduct of clinical trials; risks associated with TransCode’s financial condition and its need to obtain additional funding to support its business activities, including TransCode’s ability to continue as a going concern; risks associated with the timing and outcome of TransCode’s planned regulatory submissions; risks associated with obtaining, maintaining and protecting intellectual property; risks associated with TransCode’s ability to enforce its patents against infringers and defend its patent portfolio against challenges from third parties; risks of competition from other companies developing products for similar uses; risks associated with TransCode’s dependence on third parties; and risks associated with geopolitical events and pandemics, including the COVID-19 coronavirus and military actions. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause TransCode’s actual results to differ from those contained in or implied by the forward-looking statements, see the section entitled “Risk Factors” in TransCode’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as discussions of potential risks, uncertainties and other important factors in any subsequent TransCode filings with the Securities and Exchange Commission. All information in this press release is as of the date of this release; TransCode undertakes no duty to update this information unless required by law.

For more information, please contact:

TransCode Therapeutics, Inc.
Tania Montgomery-Hammon, VP of Business Development
tania.montgomery@transcodetherapeutics.com